    As filed with the Securities and Exchange Commission on December 20, 1999
                       Registration Statement No. 333____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           THOMAS & BETTS CORPORATION
             (Exact name of registrant as specified in its charter)

     TENNESSEE                                            22-1326940
-------------------------------                       -------------------
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                        identification no.)

                              8155 T & B Boulevard
                            MEMPHIS, TENNESSEE 38125
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

              THOMAS & BETTS CORPORATION EMPLOYEES' INVESTMENT PLAN
           -----------------------------------------------------------
                            (Full title of the plan)

                             Jerry Kronenberg, Esq.
                  Vice President-General Counsel and Secretary
                           Thomas & Betts Corporation
                               8155 T&B Boulevard
                            Memphis, Tennessee 38125
                                 (901) 252-8000
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                              Jean D. Renshaw, Esq.
                           Drinker Biddle & Reath LLP
                    One Logan Square, 18th and Cherry Streets
                           Philadelphia, PA 19103-6996
                                 (215) 988-2700

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------------------- --------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM AGGREGATE
 TITLE OF SECURITIES TO BE      AMOUNT TO BE REGISTERED(2)              OFFERING PRICE(3)             AMOUNT OF REGISTRATION FEE
        REGISTERED
---------------------------- --------------------------------- ------------------------------------ -------------------------------
  Common Stock, par value             500,000 Shares                     $14,515,625.00                         $3,833
    $0.10 per share and
 Preferred Stock Purchase
         Rights(1)
---------------------------- --------------------------------- ------------------------------------ -------------------------------

(1) The Preferred Stock Purchase Rights currently trade with the Registrant's Common Stock. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933 this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This registration statement also covers an indeterminate amount of shares of Common Stock as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Pursuant to Rule 457(h), calculated on the basis of $29.03125 the average of the highest and lowest prices of the Common Stock on the composite reporting system for stocks listed on the New York Stock Exchange on December 15, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        (NOT REQUIRED TO BE FILED AS PART OF THIS REGISTRATION STATEMENT)



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of Registration Statement on Form S-8 (Registration No. 33-56789) and any Post-Effective Amendments thereto except for the items set forth below:

ITEM 8       EXHIBITS

             5            Opinion of Penelope Y. Turnbow, Esq.

             23           Consent of KPMG LLP, independent public accountants.

             24           Powers of Attorney


         The Registrant received a letter from the Internal Revenue Service (the "IRS") dated September 9, 1996 stating that a favorable determination had been made as to the qualified status of the Thomas & Betts Corporation Employees' Investment Plan, as amended and restated effective October 12, 1992 and Amendments Numbers 1 through 3 thereto. The Plan has been amended and restated to comply with the provisions of the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and other recent legislation, and the Registrant intends to submit the amended and restated Plan to the IRS for a new determination of its qualified status.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 20th day of December, 1999.


                                  THOMAS & BETTS CORPORATION
                                  (Registrant)

                                   By: /s/Fred R. Jones
                                       ----------------------------------------
                                       Fred R. Jones
                                       Vice  President-Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 20, 1999 by the following persons in the capacities indicated.




SIGNATURE                                                                       TITLE                         DATE
---------                                                                       -----                        ------
/s/ Clyde R. Moore*                                 President and Chief Executive Officer and Director
---------------------------------------             (Principal Executive Officer)
     Clyde R. Moore

/s/ Ernest H. Drew*                                 Director
---------------------------------------
     Ernest H. Drew

/s/ T. Kevin Dunnigan*                              Chairman of the Board and Director
---------------------------------------
     T. Kevin Dunnigan

/s/ Jeananne K. Hauswald*                           Director
---------------------------------------
    Jeananne K. Hauswald

/s/ Fred R. Jones                                   Vice President-Chief Financial Officer                December 20, 1999
---------------------------------------             (Principal Accounting Officer and
     Fred R. Jones                                  Principal Financial Officer)

/s/ Ronald B. Kalich, Sr.*                          Director
---------------------------------------
     Ronald B. Kalich. Sr.

/s/ Robert A. Kenkel*                               Director
---------------------------------------
     Robert A. Kenkel

/s/ Jerry Kronenberg*                               Vice President-General Counsel and Secretary
---------------------------------------
    Jerry Kronenberg

/s/ Kenneth R. Masterson*                           Director
---------------------------------------
    Kenneth R. Masterson

/s/ Thomas C. McDermott*                            Director
---------------------------------------
     Thomas C. McDermott

/s/ Jean-Paul Richard*                              Director
---------------------------------------
    Jean-Paul Richard

/s/ Jerre L. Stead*                                 Director
---------------------------------------
    Jerre L. Stead

/s/ William H. Waltrip*                             Director
---------------------------------------
     William H. Waltrip

*By: /s/ Fred R. Jones                              Attorney-in-Fact                                      December 20, 1999
---------------------------------------
     Fred R. Jones


Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 20th day of December, 1999.

                                         THOMAS & BETTS CORPORATION
                                         EMPLOYEES' INVESTMENT PLAN



                                         By: /s/David D. Myler
                                             ------------------
                                                David D. Myler
                                                Plan Administrator

                                  EXHIBIT INDEX

Exhibit
Number              Exhibit
--------            -------

5                   Opinion of Penelope Y. Turnbow, Esq.

23                  Consent of KPMG  LLP, independent public accountants.

24                  Powers of Attorney